Exhibit 99.1

Saia Reports First Quarter Earnings per Share of $0.44

JOHNS CREEK, GA. – April 28, 2017 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported first quarter 2017 financial results.

First Quarter 2017 Compared to First Quarter 2016 Results

•	Revenues were $317.0 million, a 9.4% increase
•	LTL Shipments and Tonnage rose 3.5% and 2.0%, respectively
•	LTL Revenue per hundredweight increased 7.7%
•	Operating ratio deteriorated by 60 basis points to 94.5%
•	Operating income fell by 0.4% to $17.5 million
•	Net income, benefitting from a lower effective tax rate, rose 7.7% to $11.4 million
•	Diluted earnings per share were $0.44 compared to $0.42

“We are encouraged by the improved LTL shipment trends we experienced in the first quarter”, said Saia President and Chief Executive Officer, Rick O’Dell.  “Our first quarter was a very busy time for all of us at Saia, as our plan for expansion into Pennsylvania and New Jersey kicked into high gear.  We have secured the necessary terminals and completed the necessary hiring to commence operations in four new locations on May 1st.   These are the first steps in our multi-year strategy of becoming a 48-state LTL service provider,” O’Dell continued.

“Also during the quarter, we were pleased to announce our exclusive partnership with TST Overland Express, which will allow us to offer our customers a seamless, cross-border solution for their LTL service needs both to and from Canada.  The partnership is scheduled to become effective on May 22nd”, concluded Mr. O’Dell.

Financial Position and Capital Expenditures

Total debt was $156.9 million at March 31, 2017 and inclusive of the cash on-hand, net debt to total capital was 24.0%.  This compares to total debt of $116.4 million and net debt to total capital of 20.9% at March 31, 2016.

Net capital expenditures in the first quarter of 2017 were $108.2 million including equipment acquired with capital leases.  This compares to $63.7 million in net capital expenditures in the first quarter of 2016.  The Company currently plans net capital expenditures in 2017 of approximately $220 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 888-778-9069 or 913-312-1480 referencing conference ID #5365991.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through Friday, June 23, 2017 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 148 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.

Saia, Inc. First Quarter 2017 Results

These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk; (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$711	$1,539
Accounts receivable, net	148,968	135,083
Prepaid expenses and other	34,969	29,857
Total current assets	184,648	166,479

PROPERTY AND EQUIPMENT:
Cost	1,216,711	1,101,946
Less: accumulated depreciation	504,324	497,827
Net property and equipment	712,387	604,119
OTHER ASSETS	30,161	29,772
Total assets	$927,196	$800,370

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$70,971	$45,149
Wages and employees' benefits	33,098	31,700
Other current liabilities	51,103	51,333
Current portion of long-term debt	19,183	16,762
Total current liabilities	174,355	144,944

OTHER LIABILITIES:
Long-term debt, less current portion	137,738	57,042
Deferred income taxes	82,738	80,199
Claims, insurance and other	36,898	35,107
Total other liabilities	257,374	172,348

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	238,995	237,846
Deferred compensation trust	(3,337)	(3,190)
Retained earnings	259,784	248,397
Total stockholders' equity	495,467	483,078
Total liabilities and stockholders' equity	$927,196	$800,370

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2017 and 2016
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2017	2016
OPERATING REVENUE	$317,037	$289,911

OPERATING EXPENSES:
Salaries, wages and employees' benefits	180,903	170,266
Purchased transportation	14,775	12,467
Fuel, operating expenses and supplies	63,990	54,040
Operating taxes and licenses	10,582	10,040
Claims and insurance	9,049	8,081
Depreciation and amortization	20,087	17,243
Loss from property disposals, net	132	190
Total operating expenses	299,518	272,327

OPERATING INCOME	17,519	17,584

NONOPERATING EXPENSES (INCOME):
Interest expense	911	963
Other, net	98	(7)
Nonoperating expenses, net	1,009	956

INCOME BEFORE INCOME TAXES	16,510	16,628
Income tax expense	5,123	6,053
NET INCOME	$11,387	$10,575

Average common shares outstanding - basic	25,225	24,998
Average common shares outstanding - diluted	25,971	25,445

Basic earnings per share	$0.45	$0.42
Diluted earnings per share	$0.44	$0.42

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Quarters Ended March 31, 2017 and 2016
(Amounts in thousands)
(Unaudited)
	Quarters
	2017	2016
OPERATING ACTIVITIES:
Net cash provided by operating activities (1)	$24,128	$16,956
Net cash provided by operating activities	24,128	16,956

INVESTING ACTIVITIES:
Acquisition of property and equipment	(88,388)	(53,995)
Proceeds from disposal of property and equipment	607	367
Net cash used in investing activities	(87,781)	(53,628)

FINANCING ACTIVITIES:
Borrowing of revolving credit agreement, net	65,183	38,826
Proceeds from stock option exercises	1,288	–
Shares withheld for taxes (1)	(1,211)	(650)
Other financing activity	(2,435)	(1,390)
Net cash provided by financing activities	62,825	36,786

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(828)	114
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,539	124
CASH AND CASH EQUIVALENTS, END OF PERIOD	$711	$238

NON-CASH ITEMS:
Equipment financed with capital leases	$20,369	$10,032

(1)  March 31, 2016 balances have been reclassified to conform with the 2017 adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, Improvement to Employee Share-Based Payment Accounting.

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2017 and 2016
(Unaudited)

					First Quarter
		First Quarter		%	Amount/Workday		%
		2017	2016	Change	2017	2016	Change
Workdays					64	64

Operating ratio		94.5%	93.9%

Tonnage (1)	LTL	885	868	2.0	13.83	13.56	2.0
	TL	183	168	9.2	2.86	2.62	9.2

Shipments (1)	LTL	1,607	1,553	3.5	25.12	24.26	3.5
	TL	26	24	6.8	0.40	0.38	6.8

Revenue/cwt. (2)	LTL	$16.68	$15.49	7.7
	TL	$5.61	$5.64	(0.4)

Revenue/shipment (2)	LTL	$183.68	$173.20	6.1
	TL	$800.02	$786.24	1.8

Pounds/shipment	LTL	1,101	1,118	(1.5)
	TL	14,249	13,942	2.2

Length of Haul (3)		797	781	2.0

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles